UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2015

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-55362	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 30, 2015, Eyegate Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the several underwriters named on Schedule 1 thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell up to 1,176,470 shares of its common stock, par value $0.01 per share (“Common Stock”), and warrants (each, a “Warrant”) to purchase up to 1,176,470 shares of Common Stock to the Underwriters at a combined price of $8.50 per share of Common Stock and Warrant, less underwriting discounts and commissions. The sale to the Underwriters closed on August 5, 2015, subject to customary closing conditions. Also pursuant to the Underwriting Agreement, the Underwriters have been granted by the Company a 45-day option to purchase up to 176,470 additional shares of Common Stock and/or 176,470 Warrants to cover over-allotments, and the Underwriters exercised the option in full to purchase all additional Warrants pursuant to such over-allotment option at the closing of the offering.

The shares of Common Stock and Warrants were issued pursuant to a registration statement on Form S-1, as amended (Registration No. 333-204780), which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 30, 2015.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The net proceeds to the Company from the offering are approximately $8.8 million, after deducting the underwriting discounts and commissions, and estimated offering expenses payable by the Company, and which includes the Underwriters exercise of the over-allotment option relating to the Warrants described above. The Company intends to use the net proceeds from the offering to fund, through completion, its confirmatory Phase 3 clinical trial for the treatment of non-infectious anterior uveitis with its EGP-437 Combination Product and for working capital and other general corporate purposes, which will include the pursuit of its other research and development efforts and could also include the acquisition or in-license of other products, product candidates or technologies.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

Warrant Agency Agreement

On August 5, 2015, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with VStock Transfer, LLC, as warrant agent, in connection with the offering contemplated by the Underwriting Agreement. The Warrants issued pursuant to the Warrant Agreement have a per share exercise price of $10.62, 125% of the public offering price of the Common Stock, are exercisable immediately, expire five years from the date of issuance and began trading on the NASDAQ Capital Market under the symbol “EYEGW” on July 31, 2015.

The foregoing description of the Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2015, the Common Stock and Warrants began trading on The NASDAQ Capital Market under the symbols “EYEG” and “EYEGW,” respectively. In connection with this listing, the Common Stock ceased being quoted on the OTCQB Venture Marketplace.

Item 8.01.	Other Events.

On July 30, 2015, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibit 99.1.

On August 5, 2015, the Company issued a press release announcing the closing of the offering described above. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

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1.1	Underwriting Agreement, dated July 30, 2015, by and between the Company and Aegis Capital Corp., as representative of the underwriters named on Schedule 1 thereto.

10.1	Form of Warrant Agency Agreement, dated August 5, 2015, by and between the Company and VStock Transfer, LLC.

99.1	Press Release dated July 30, 2015.

99.2	Press Release dated August 5, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: August 5, 2015

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Exhibit Index

1.1	Underwriting Agreement, dated July 30, 2015, by and between the Company and Aegis Capital Corp., as representative of the underwriters named on Schedule 1 thereto.

10.1	Form of Warrant Agency Agreement, dated August 5, 2015, by and between the Company and VStock Transfer, LLC.

99.1	Press Release dated July 30, 2015.

99.2	Press Release dated August 5, 2015.

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